UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 30, 2020

ASTRONOVA, INC.

(Exact name of registrant as specified in its charter)

Rhode Island	0-13200	05-0318215
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 East Greenwich Avenue West Warwick, RI 02893
(Address of principal executive offices) (Zip Code)

(401) 828-4000

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, $0.05 Par Value	ALOT	NASDAQ Global Market

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 below is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 30, 2020, AstroNova, Inc. (the “Company”) entered into an Amended and Restated Credit Agreement (the “A&R Credit Agreement”) with Bank of America, N.A., as lender (the “Lender”), ANI ApS, a Danish private limited liability company and wholly-owned subsidiary of the Company, and TrojanLabel ApS, a Danish private limited liability company and wholly-owned subsidiary of ANI ApS (“TrojanLabel”). The A&R Credit Agreement amended and restated the Credit Agreement dated as of February 28, 2017 (the “Existing Credit Agreement”) by and among the Company, ANI ApS, TrojanLabel and the Lender. In connection with the A&R Credit Agreement, the Company entered into an Amended and Restated Security and Pledge Agreement (the “Security Agreement”) and a mortgage in favor of the Lender with respect to the Company’s owned real property in West Warwick, Rhode Island (the “Mortgage”). Immediately prior to the closing of the A&R Credit Agreement, the Company repaid $1,500,000 in principal amount of term loans outstanding under the Existing Credit Agreement.

Under the A&R Credit Agreement, the Company is the sole borrower and its obligations are guaranteed by ANI ApS and TrojanLabel. The A&R Credit Agreement provides for (i) a term loan to the Company in the principal amount of $15,232,000, which was used to refinance the outstanding term loans borrowed by the Company and ANI ApS under the Existing Credit Agreement and a portion of the outstanding revolving loans borrowed by the Company under the Existing Credit Agreement, and (ii) a $10,000,000 revolving credit facility available to the Company for general corporate purposes. Revolving credit loans may be borrowed, at the Company’s option, in U.S. Dollars or, subject to certain conditions, Euros, British Pounds, Canadian Dollars or Danish Kroner. At the closing of the A&R Credit Agreement, the Company borrowed the entire term loan and $6,500,000 in principal amount under the revolving credit facility.

Like the Existing Credit Agreement, the A&R Credit Agreement requires that the term loan be paid in quarterly installments on the last day of each fiscal quarter of the Company over the term of the A&R Credit Agreement. The A&R Credit Agreement modified the term loan repayment schedule as follows: the principal amount of each quarterly installment required to be paid on the last day of each of the Company’s fiscal quarters ending July 31, 2020 and October 31, 2020 was reduced by $500,000 for each quarter to $802,000; the principal amount of the quarterly installment required to be paid on the last day of the Company’s fiscal quarter ending January 31, 2021 was reduced by $300,000 to $1,052,000; the principal amount of the quarterly installment required to be paid on the last day of the Company’s fiscal quarter ending April 30, 2021 was reduced by $250,000 to $1,144,000; the principal amount of each quarterly installment required to be paid on the last day of each of the Company’s fiscal quarters ending July 31, 2021, October 31, 2021, January 31, 2022 and April 30, 2022 remains $1,394,000; the entire remaining principal balance of the term loan is required to be paid on June 15, 2022. The Company may voluntarily prepay the term loan, in whole or in part, from time to time without premium or penalty (other than customary breakage costs, if applicable). The Company may repay borrowings under the revolving credit facility at any time without premium or penalty (other than customary breakage costs, if applicable), but in any event no later than June 15, 2022, and any outstanding revolving loans thereunder will be due and payable in full, and the revolving credit facility will terminate, on such date. The Company may reduce or terminate the revolving line of credit at any time, subject to certain thresholds and conditions, without premium or penalty.

As under the Existing Credit Agreement, the loans under the A&R Credit Agreement are subject to certain mandatory prepayments, subject to various exceptions, from (a) net cash proceeds from certain dispositions of property, (b) net cash proceeds from certain issuances of equity, (c) net cash proceeds from certain issuances of additional debt and (d) net cash proceeds from certain extraordinary receipts.

Amounts repaid under the revolving credit facility may be reborrowed, subject to continued compliance with the A&R Credit Agreement. No amount of the term loan that is repaid may be reborrowed.

The interest rates under the A&R Credit Agreement were modified as follows. The term loan and revolving credit loans bear interest at a rate per annum equal to, at the Company’s option, either (a) the LIBOR Rate (or in the case of revolving credit loans denominated in a currency other than U.S. Dollars, the applicable quoted rate), plus a margin that varies within a range of 2.15% to 3.65% based on the Company’s consolidated leverage ratio, or (b) a fluctuating reference rate equal to the highest of (i) the federal fund rate plus 0.50%, (ii) Bank of America’s publicly announced prime rate, (iii) the LIBOR Rate plus 1.00% or (iv) 1.00%, plus a margin that varies within a range of 1.15% to 2.65% based on the Company’s consolidated leverage ratio. In addition to certain other fees and expenses that the Company is required to pay to the Lender, the Company is required to pay a commitment fee on the undrawn portion of the revolving credit facility that varies within a range of .25% and .675% based on the Company’s consolidated leverage ratio.

As under the Existing Credit Agreement, the Company must comply with various customary financial and non-financial covenants under the A&R Credit Agreement. In addition to the financial covenants under the Existing Credit Agreement, which consisted of a maximum consolidated leverage ratio, a minimum consolidated fixed charge coverage ratio and a minimum level of EBITDA, the A&R Credit Agreement includes a consolidated asset coverage ratio and a minimum level of liquidity. The primary non-financial covenants limit the Company’s and its subsidiaries’ ability to incur future indebtedness, to place liens on assets, to pay dividends or distributions on their capital stock, to repurchase or acquire their capital stock, to conduct mergers or acquisitions, to sell assets, to alter their capital structure, to make investments and loans, to change the nature of their business, and to prepay subordinated indebtedness, in each case subject to certain exceptions and thresholds as set forth in the A&R Credit Agreement.

The Lender is entitled to accelerate repayment of the loans and to terminate its revolving credit commitment under the A&R Credit Agreement upon the occurrence of any of various customary events of default, which include, among other events, the following (which are subject, in some cases, to certain grace periods): failure to pay when due any principal, interest or other amounts in respect of the loans, breach of any of the Company’s covenants or representations under the loan documents, default under any other of the Company’s or its subsidiaries’ significant indebtedness agreements, a bankruptcy, insolvency or similar event with respect to the Company or any of its subsidiaries, a significant unsatisfied judgment against the Company or any of its subsidiaries, or a change of control of the Company.

In addition to the guarantees by ANI ApS and TrojanLabel, the Company’s obligations under the A&R Credit Agreement are also secured by substantially all of the personal property assets of the Company (including a pledge of the equity interests held by the Company in ANI ApS, in the Company’s wholly-owned German subsidiary AstroNova GmbH, and in the Company’s wholly-owned French subsidiary AstroNova SAS), subject to certain exceptions, and by a mortgage on Company’s owned real property in West Warwick, Rhode Island.

In connection with the Company’s entry into the A&R Credit Agreement, and as a condition of the Lender’s entry into the A&R Credit Agreement, the Company terminated its interest rate swap and cross-currency interest rate swap (the “Swaps”) that it previously used to manage the interest rate and foreign currency exchange risks associated with its prior borrowings under the Existing Credit Agreement. The Company paid approximately $700,000 in connection with the termination of the Swaps.

Copies of the A&R Credit Agreement, the Security Agreement and the Mortgage have been filed as Exhibits 10.1, 10.2 and 10.3 hereto, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit

10.1	Amended and Restated Credit Agreement dated as of July 30, 2020 among AstroNova, Inc., ANI ApS, TrojanLabel ApS, and Bank of America, N.A.

10.2	Amended and Restated Security and Pledge Agreement dated as of July 30, 2020 among AstroNova, Inc. and Bank of America, N.A.

10.3	Open-End Mortgage Deed to Secure Present and Future Loans under Chapter 25 of Title 34 of the Rhode Island General Laws, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of July 30, 2020 among AstroNova, Inc. and Bank of America, N.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTRONOVA, INC.

Dated: August 5, 2020	By:	/s/ David S. Smith
David S. Smith
Vice President, Chief Financial Officer and Treasurer

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